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                                                                   EXHIBIT 99.1

                                 SALES AGREEMENT


         THIS SALES AGREEMENT, made as of __________ __, 19__, (this "Sales Agreement") by and between _____________, a ____________ [corporation] (the "Seller") and UNION PLANTERS MORTGAGE FINANCE CORP., a Delaware corporation (the "Purchaser"), recites and provides as follows:

                                    RECITALS

1. Schedule I attached hereto and made a part hereof lists a pool of [one- to four family, fully amortizing, [fixed][adjustable] rate, first-lien mortgage loans (collectively, the "Mortgage Loans")][[certain mortgage certificates][certain mortgage securities][certain agency securities] (the "Assets")] currently owned by the Seller that the Seller desires to sell to the Purchaser.

2. The Purchaser desires to purchase the [Mortgage Loans][Assets] and intends immediately thereafter to [transfer][pledge] the [Mortgage Loans][Assets] to the Series 199_-_ Trust (the "Trust") pursuant to the terms of [an Indenture] [a Pooling and Servicing Agreement][a Trust Agreement] (the "Agreement"), dated as of ____________ 1, 19__, by and among the Purchaser,[ ___________________, as master servicer (the "Master Servicer"),] and _- ______________________________________________, as trustee (the "Trustee").

3. Pursuant to the terms of the Agreement, the Trust will issue securities [evidencing 100% of the beneficial ownership interest in the Trust][secured by the Trust] to the Purchaser in consideration of the Purchaser's
[deposit][pledge] of the [Mortgage Loans][Assets] to the Trust.

4. Securities to be issued by the Trust to the Purchaser will be designated as the [Mortgage Pass-Through Certificates][Collateralized Mortgage Bonds], Series 199_-_, Class __, Class __, Class ___, and Class __ Securities and shall be collectively referred to herein as the "Securities."

5. The Class __, Class __, and Class __ Securities (collectively, the "Underwritten Securities") shall be sold pursuant to an underwriting agreement, dated as of __________ __, 19__ (the "Underwriting Agreement"), by and among the Purchaser, the Seller and ________, as underwriter (the "Underwriter"). The Underwritten Securities will be registered pursuant to a prospectus supplement dated ______________ __, 19__ (the "Prospectus Supplement") to a prospectus dated ____________ __, 19__ (collectively, with the Prospectus Supplement, the "Prospectus"). The Class __ Securities will not be offered by the Prospectus. The Class __ Securities will be sold to ______________ pursuant to a Purchase Agreement between the Purchaser, the Seller and ______________ dated ______________ __, 19__ (the "_____ Purchase Agreement").

6. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement[ or, if not defined therein, in the Servicing Agreement, dated as of _______


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1, 19__, between _____________, as master servicer (the "Master Servicer") and
___________ (the "Servicing Agreement")].

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1.  SALE AND PURCHASE.

         (a) Subject to the terms and conditions of this Sales Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, on the date of the issuance of the Securities, which is expected to be on or about ____________ __, 19__ (the "Closing Date"), [Mortgage Loans][Assets] having an aggregate principal balance as of the close of business on __________ 1, 19__ (the "Principal Cut-off Date"), of approximately $_______________, [plus or minus 5%].

         (b) The Seller and the Purchaser have agreed upon which of the [mortgage loans][assets] owned by the Seller are to be purchased by the Purchaser pursuant to this Sales Agreement, and the Seller has prepared, or has provided information to the Purchaser enabling it to prepare, the schedule attached hereto as Schedule I, setting forth all of the [Mortgage Loans][Assets] to be purchased by the Purchaser as of the Closing Date and describing such [Mortgage Loans][Assets]. The Seller shall, with the Purchaser's consent, amend or modify, (or provide information to the Purchaser enabling it to amend or modify) Schedule I on or prior to the Closing Date, if necessary to reflect the actual [Mortgage Loans][Assets] transferred by the Seller and accepted by the Purchaser on the Closing Date. Schedule I, as so amended or modified (collectively, the "Closing Schedule"), shall conform to the requirements of the Purchaser as set forth in this Sales Agreement and to the definition of "[Mortgage Loan][Asset] Schedule" under the Agreement, and shall be used as the definitive [Mortgage Loan][Asset] Schedule attached as an exhibit to the Agreement.

         (c) The sale of the [Mortgage Loans][Assets] shall be effected pursuant to the Bill of Sale substantially in the form attached hereto as Exhibit A (the "Bill of Sale").

         SECTION 2.  POOL PURCHASE PRICE.

         (a) On the Closing Date, as full consideration for the Seller's transfer of the [Mortgage Loans][Assets] to the Purchaser, the Purchaser will deliver to the Seller, (i) cash in an amount that shall be set out in the Bill of Sale and shall be equal to the sum of (A) _____________% of the aggregate initial Security Principal Balance of the Securities, (B) accrued interest on each Class of Securities [(except the Class __ Securities)] from ___________ 1, 19__ to the Closing Date (collectively, the "Pool Purchase Price").

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         (b) The Purchaser or any assignee or transferee of the Purchaser (which may include the Trustee acting on behalf of the Securityholders) shall be entitled to all [Monthly] Payments due after _____________ 1, 19__ (the "Cut-off Date"), and all Curtailments or other principal prepayments received with respect to the [Mortgage Loans][Assets] paid by the Obligor on or after the Cut-off Date, except that the Purchaser or any assignee or transferee of the Purchaser will not be entitled to any Curtailments or other prepayments received after the Cut-off Date but reflected in the aggregate Scheduled Principal
Balance of the [Mortgage Loans][Assets] on the Cut-off Date (the "Cut-off Balance"). All [Monthly] Payments due on or before the Cut-off Date and collected on or after the Cut-off Date shall belong to the Seller.

         (c) Pursuant to the Agreement, the Purchaser will [transfer and assign][pledge] all of its right, title and interest in and to the [Mortgage Loans][Assets] to the Trustee for the benefit of the Holders of the Securities in consideration of the issuance of the Securities to the Purchaser.

         SECTION 3.  TRANSFER OF THE [MORTGAGE LOANS][ASSETS].

         [(a)      Trustee Mortgage Loan File.  For purposes of this Sales
Agreement, the "Trustee Mortgage Loan File" will be as defined in the Agreement.

         (b) Transfer of Ownership. Upon sale of the Mortgage Loans, the ownership of each Mortgage Loan Document with respect to each Mortgage Loan shall be vested in the Purchaser, and the ownership of all other records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser. The Seller shall promptly deliver to the Custodian (as defined below) or the Master Servicer, as appropriate, any documents that come into its possession with respect to the Mortgage Loans following the sale of the Mortgage Loans to the Purchaser. Prior to such delivery, the Seller shall hold any such documents for the benefit of the Purchaser, its successors and assigns.

         (c) Delivery of Mortgage Loan Files. Not later than two Business Days prior to the Closing Date, the Seller shall deliver to ____________________________________, or its agent, as custodian (the
"Custodian"), each of the Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File for such Mortgage Loan. The Mortgage Note for each Mortgage Loan shall be endorsed, without recourse, to the Trustee or Custodian or in blank, and the Security Instrument for each Mortgage Loan shall be assigned to the Trustee or Custodian or in blank.

         Prior to the transfer and sale of the Mortgage Loans pursuant to this Sales Agreement, all Mortgage Loan Documents delivered to the Custodian shall be held by the Custodian for the benefit of the Sellers and the possession by the Custodian of such Mortgage Loan Documents will be at the will of the Seller and will be in a custodial capacity only. Following the transfer and sale of the Mortgage Loans from the Seller to the Purchaser in accordance with the terms and upon satisfaction of the conditions of this Sales Agreement, the Custodian will hold all

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Mortgage Loan Documents delivered to it hereunder for the benefit of the
Purchaser, as its agent and bailee. The Custodian, who will also act as the Trustee, will act on its behalf as a custodian for the receipt and custody of all Trustee Mortgage Loan Files and after the transfer of the Mortgage Loans from the Purchaser to the Trust, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Trustee, as trustee of the Trust.

         (d) Examination of Mortgage Loan Documents: Acceptance of Mortgage Loans. Prior to the Closing Date, the Seller shall either (i) deliver to the Purchaser or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan, or (ii) make such Mortgage Loan Documents available to the Purchaser or its designee for examination at the Seller's offices or at such other place as the Seller shall specify. The Purchaser, the Trustee, or a designee of either entity may review the Mortgage Loan Documents to verify that all documents required to be included in each Trustee Mortgage Loan File (as such term has been defined in the Agreement) are so included.

         Prior to the Closing Date, the Trustee or its designee shall review the documents delivered pursuant to Section 3(c) hereof to ascertain that, as to each Mortgage Loan listed in Schedule I, (i) all documents required to be delivered by the Seller pursuant to Section 3(c) have been received, (ii) such documents appear regular on their face and relate to such Mortgage Loan, and
(iii) the information on the Mortgage Loans set forth in Schedule I accurately reflects the information set forth in the corresponding Trustee Mortgage Loan File, to the extent required by Section ___ of the Agreement. An additional review shall be conducted by the Trustee or its designee prior to the first anniversary of the Closing Date to determine that all Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File are included therein. If at any time the Purchaser or the Trustee discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, the Seller shall correct or cure any such omission or defect or, if such omission or defect materially impairs the value of the Mortgage Loans, repurchase or substitute for such defective Mortgage Loan in accordance with and if permitted by the terms of Section 7 hereof. At the time of such repurchase or substitution, the Trustee shall release documents in its possession relating to such Mortgage Loan to the Seller. The fact that the Purchaser, the Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents prior to the Closing Date shall not affect the rights of the Purchaser (or any assignee or successor thereof) to demand repurchase or other relief as provided herein.

         (e) Incomplete Trustee Mortgage Loan Files. In the event the Seller does not deliver or cause to be delivered to the Custodian a complete Trustee Mortgage Loan File for each Mortgage Loan identified on the Closing Schedule (each such Mortgage Loan, an "Incomplete Mortgage Loan") by 5:00 p.m. Eastern Time on the day prior to the Closing Date, the Purchaser may withhold from the Pool Purchase Price and deposit with the Trustee cash in an amount equal to the Principal Cut-off Balance for each Incomplete Mortgage Loan, plus one month's interest thereon at the Note Rate less the Servicing Fee Rate for each such Incomplete Mortgage Loan. If cash is deposited with the Trustee by the Purchaser with respect to an Incomplete

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Mortgage Loan, the Seller shall use its best reasonable efforts to provide the
Trustee with the Mortgage Loan Documents missing from the Trustee Mortgage Loan File for the Incomplete Mortgage Loan by [one business day prior to the first distribution date]. If the Seller fails to provide such missing Mortgage Loan Documents prior to such date, the Seller shall either repurchase from the Purchaser the Incomplete Mortgage Loan for the Purchase Price or substitute a Qualified Substitute Mortgage Loan therefor, provided, however, that any such repurchase of or substitution for an Incomplete Mortgage Loan occurs by [one business day prior to the first distribution date]. Any funds deposited with the Trustee with respect to an Incomplete Mortgage Loan shall be retained by the Trustee until all of the Mortgage Loan Documents with respect to the Incomplete Mortgage Loan have been delivered to the Trustee, or until the Seller has repurchased such Incomplete Mortgage Loan from the Purchaser or effected a substitution therefor. However, if the Seller does not complete the repurchase or substitution of the Incomplete Mortgage Loan by [one business day prior to the first distribution date], the Trustee will apply the cash deposited in satisfaction of the Seller's obligation to repurchase such Incomplete Mortgage Loan pursuant to the Agreement. Such repurchase shall be applied on the first Distribution Date in payment on the Securities, and the Trustee shall simultaneously release the Incomplete Mortgage Loan File to the Purchaser or its designee.

         (f) Recordation of Assignments of Security Instrument. Subject to the sale of the Mortgage Loans by the Seller to the Purchaser in accordance with the terms of this Sales Agreement, The Purchaser hereby authorizes and instructs the Seller, and the Seller hereby agrees, with respect to each Mortgage Loan, to record all Assignments required to be contained in the Trustee Mortgage Loan File pursuant to the Agreement in the public recording office for the jurisdiction in which the related Mortgage Premises is located. All recording fees relating to the recordation of the Assignments as described above shall be paid by the Seller. If the Trustee does not receive, within the time specified in the Agreement, evidence satisfactory to it of such recording with respect to any Mortgage Loan or, in the alternative, an Opinion of Counsel acceptable to the Purchaser to the effect that such recording is not required to protect the right, title and interest of the Trustee in any such Mortgage Loan, the Seller shall, in cooperation with the Master Servicer, correct or cure any such omission.]

         [ Upon the transfer of the Assets to the Purchaser by the Seller, ownership thereof shall be vested in the Purchaser. As soon as possible prior to the Closing Date of the sale of the Assets to the Purchaser, the Seller shall deliver to the Trustee the Assets together with bond powers executed in favor of "__________________________, AS TRUSTEE FOR __________ SERIES 199_-_" and any
transferor documents and opinions of counsel required by the Agreement or other documents under which the Assets were issued. Prior to the closing of the sale, the Trustee shall hold the Assets for the benefit of the Seller. Proceeds shall be delivered on the Closing Date or may, upon the agreement of the parties, be netted against amounts due the Seller. [Notwithstanding the foregoing, the parties acknowledge that the [PARTICULAR CERTIFICATE] has been lost. The Seller agrees to provide the Trustee with a replacement certificate, registered in the name of the Trustee or in negotiable form, as promptly as possible after the Closing Date.]]

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         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller
hereby represents and warrants to the Purchaser as of the date of this Sales Agreement, or as of such other date as is specifically provided, as follows:

                  (a) Due Organization. The Seller has been duly incorporated and is validly existing [and in good standing under] the laws of the [State of ___________] and duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on it). The Seller has the full power and authority (corporate and other) to own its properties and conduct its business as presently conducted.

                  (b) Due Authority. The Seller has the full power, authority and legal right to transfer and convey the [Mortgage Loans][Assets] to the Purchaser, and has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Sales Agreement.

                  (c) Enforceability. This Sales Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law and except that the provisions of indemnity contained herein may be unenforceable as against public policy.

                  (d) No Consent. No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of ___________, for the execution, delivery and performance of or compliance by the Seller with this Sales Agreement or the consummation by the Seller of any other transaction contemplated hereby.

                  (e) No Conflict. Neither the execution and delivery of this Sales Agreement by the Seller, nor the consummation by the Seller of the transactions herein contemplated, nor compliance with the provisions hereof by the Seller, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Seller's charter or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon any of its

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         properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                  (f) Disclosure. No certificate of an officer, statement or other information furnished in writing or a report delivered to the Underwriter, the Purchaser, any affiliate or designee of the Purchaser or the Trustee by the Seller for use in connection with the purchase of the [Mortgage Loans][Assets] and the transactions contemplated hereunder will, to the knowledge of the Seller, contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading.

                  (g) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

                  (h) No Change. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Sales Agreement.

                  (i) No Broker. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the [Mortgage Loans][Assets] to the Purchaser, except for the Underwriter to the extent described in the Prospectus Supplement, the Purchaser or an affiliate of the Purchaser.

                  (j) No Litigation. There is no litigation pending or, to the Seller's knowledge, threatened against the Seller that would reasonably be expected to (i) affect adversely the transfer of the [Mortgage Loans][Assets], the issuance of the Securities, or the execution, delivery, performance or enforceability of this Sales Agreement or (ii) have a material adverse effect on the financial condition of the Seller.

                  (k) Sale. The Seller will treat the transfer of the [Mortgage Loans][Assets] to the Purchaser as a sale on its books and records in accordance with generally accepted accounting principles.

                  (l) Good Title. Immediately prior to the sale of the [Mortgage Loans][Assets] to the Purchaser, the Seller will be the sole owner of, and will have good and marketable title to, the [Mortgage Loans] [Assets], subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, and on the Closing Date, the [Security

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         Instrument for the Mortgage Loans][Assets] will be duly and validly assigned by the Seller as described in Section 3(c) hereof, the related [Mortgage Notes][certificates] will be endorsed as described in Section 3(c) hereof and such [Security Instruments and Mortgage Note][certificate] will be delivered to the Custodian, together with the other [Mortgage Loan] Documents required by such Section to be included in the Trustee [Mortgage Loan] File. Following the sale of the [Mortgage Loans][Assets], the Purchaser will own such [Mortgage Loans][Assets], free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance [(assuming, with respect to each Mortgage Loan secured by Mortgaged Premises located in a jurisdiction in which recordation of an assignment is necessary to transfer a lien on the Mortgaged Premises, that an Assignment of the Security Instrument from the Seller to the Purchaser, or its designee, including the Trustee[ or the Master Servicer], has been so recorded)].

                  [(m) Mortgage Loan Documents. With respect to each Mortgage Loan, the Seller is in possession of each of the Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File and the Servicer Mortgage Loan File, except for such documents as have been delivered to the Purchaser, the Custodian or the Master Servicer.]

                  (n) No Bulk Transfer. The transfer, assignment and conveyance of the [Mortgage Notes][Assets] and the Security Instruments by the Seller pursuant to this Sales Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (o) No Adverse Selection. The Seller used no adverse selection procedures in selecting the [Mortgage Loans][Assets] from among the outstanding [mortgage loans][assets] in its portfolio as to which the representations and warranties in this Section could be made.

                  [(p) Primary Mortgage Insurance. There is in effect with respect to each Mortgage Loan identified on Schedule II hereto a policy of Primary Mortgage Insurance issued by the mortgage insurance company specified therein; all the information set forth in Schedule II is true and correct.]

                  (q) Disclosure. The description of the [Mortgage Loans][Assets] acquired from the Seller set forth in the Prospectus Supplement under the heading "____________________" does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (r)  Mortgage Loan Schedule. The information set forth in
         Schedule I hereto will be true and correct in all material respects as of the Cut-off Date.

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                  (s)  Fair Consideration. The consideration received by the
         Seller upon the sale of the [Mortgage Loans][Assets] under this Sales Agreement constitutes fair consideration and reasonably equivalent value for the [Mortgage Loans][Assets].

                  (t) Solvency. The Seller is solvent, and the sale of the [Mortgage Loans][Assets] will not cause the Seller to become insolvent. The sale of the [Mortgage Loans][Assets] is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

                  (u) No Modification. The Seller intends to relinquish all rights to possess, control and monitor the [Mortgage Loans][Assets] sold pursuant to this Sales Agreement. After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the [Mortgage Loans][Assets], and the Seller will have no right or obligation to repurchase any [Mortgage Loan][Asset] or substitute another [mortgage loan][asset] for any [Mortgage Loan][Asset] sold hereunder, except as provided in Sections 3(e) and 7 hereof.

                  [(v) No Default. As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any work out or foreclosure agreement, and, to the best of the Seller's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.]

                  [(w) Loan-to-Value Ratios. The Loan-to-Value Ratio of each Mortgage Loan at the time of origination or as of the date hereof is less than or equal to 95%; and, with respect to each Mortgage Note that has been modified, the related Mortgage Loan has a Loan-to-Value Ratio of less than or equal to 95% as of the date of such modification or the date hereof.]

                  (x) Bill of Sale. The Seller's representations and warranties contained in the Bill of Sale (attached hereto as Exhibit A) are true and correct.

                  (y) Place of Business. the Seller's principal place of business and chief executive office are located in ______________,
         ________________.

                  (z) Not Plan Investor. the Seller is not a "benefit plan investor" described in or subject to the Department of Labor Regulations set forth in 29 C.F.R. section 2510.3-101.

                [(aa) Mortgage Loan Representations. As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser as of the date of this Sales Agreement, or as of such other date as is specifically provided, that each applicable representation and warranty set forth in Schedule III hereto is true and accurate.]

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



         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to Seller as of the date of this Sales Agreement, or as of such other date as is specifically provided, as follows:

                  (a) The Purchaser is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

                  (b) The Purchaser has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Sales Agreement.

                  (c) This Sales Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery thereof by the Seller) constitutes the valid, legal and binding agreement of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (d) No consent, approval, authorization or order of or registration of filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the States of Delaware or Tennessee, for the execution, delivery and performance of or compliance by the Purchaser with this Sales Agreement or the consummation by the Purchaser of any other transaction contemplated hereby, except such as may be required pursuant to state "blue sky" laws.

                  (e) Neither the execution and delivery of this Sales Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions hereby contemplated, nor compliance with the provisions hereof by the Purchaser, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Purchaser's articles of incorporation or by-laws, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Purchaser or any of its properties, or any of the provisions of any contract or other instrument to which the Purchaser is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Securities.

                  (f) There is no litigation pending or, to the Purchaser's knowledge, threatened against the Purchaser that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Sales Agreement.

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



         SECTION 6. COVENANTS OF THE SELLER. The Seller hereby covenants to the Purchaser as follows:

                  (a) Simultaneously with the execution hereof, the Seller shall execute and deliver a [Secretary's or Assistant Secretary's] Certificate relating to the Seller's authority to enter into the transactions contemplated by this Sales Agreement.

                  (b) On or before the Closing Date, the Seller shall take all steps required of it to effectuate the [transfer][pledge] of the [Mortgage Loans][Assets] to the [Trust- ee][Trust], as transferee of the Purchaser, free and clear of any lien, charge, or encumbrance. The aggregate Principal Cut-off Balance of the Mortgage Loans will be approximately $_____________________[, plus or minus 5%].

                  (c) The Seller shall use its best efforts to make available to counsel for the Purchaser in executed form each of the Closing Documents (as defined in Section 8(b) below) no later than two Business Days before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Securities.

                  (d) The Seller shall deliver or cause to be delivered to the Purchaser (i) an Opinion of Counsel as to various corporate matters substantially in a form satisfactory to the Purchaser and (ii) such other Opinions of Counsel, if any, as are required by either Rating Agency for the issuance of the ratings on the Securities specified in
         Section 8(f) below.

                  (e) The Seller shall record its transfer of the [Mortgage Loans][Assets] to the Purchaser as a sale of its interest therein under generally accepted accounting principles. The Seller shall also report the transfer as a sale in all financial statements and reports to regulatory and supervisory agencies and authorities to which it reports, if any. For federal income tax purposes, the Seller will treat the transfer of the [Mortgage Loans][Assets] as a sale.

         SECTION 7.  CURE, REPURCHASE AND SUBSTITUTION OBLIGATIONS.

         (a) Each of the representations and warranties of the Seller contained herein shall survive the purchase by the Purchaser of the [Mortgage Loans][Assets] and shall continue in full force and effect[, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and] notwithstanding subsequent termination of this Sales Agreement or the Agreement. The representations and warranties shall not be impaired by any review and examination of [Mortgage Loan Documents or other] documents evidencing or relating to the [Mortgage Loans][Assets] or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of the Trustee (as the assignee of the Purchaser) for the benefit of the Securityholders. With respect to the representations and warranties contained herein, which are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by either the Seller, the Purchaser or the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related [Mortgage Loan][Asset], then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, the Seller shall take such action described in the following paragraph in respect of such [Mortgage Loan][Asset].

         (b) Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of any missing or materially defective document[ in any Trustee Mortgage Loan File], or a breach of any of the Seller's representations and warranties set forth in Section 4 hereof, or a default in the performance of any of the covenants or other obligations of the Seller under this Sales Agreement, which in any of the foregoing cases materially and adversely affects the value of any [Mortgage Loan][Asset] or the interest therein of the Purchaser or the Trustee or causes a Qualification Defect, the party discovering or receiving notice of such missing or materially defective document, breach, or default shall give prompt written notice to the others. Upon its discovery or its receipt of notice of any such missing or materially defective document, breach or default, the Seller shall either (a) within 60 days of such discovery or receipt of such notice, provide the Trustee with such missing documents or cure such defect, breach or default, in all material respects, or (b) within 90 days of such discovery or receipt of such notice, either repurchase the affected [Mortgage Loan][Asset] at the Purchase Price or cause the removal of such [Mortgage Loan][Asset] from the Trust (in which case it shall become a Deleted [Mortgage Loan][Asset]) and substitute therefor one or more Qualified Substitute [Mortgage Loans][Asset] as defined in the Agreement; provided, however, that any such substitution occurs within two years of the Closing Date. Notwithstanding the foregoing, however, if such defect, breach, or default results in a Qualification Defect, or if a Qualification Defect otherwise exists with respect to [a Mortgage Loan][an Asset], the Seller must cure such defect or repurchase the affected [Mortgage Loan][Asset] within 75 days of the Defect Discovery Date. [The Master Servicer shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Mortgage Loan from the terms of this Sales Agreement and the Agreement and the addition, if any, of a Qualified Substitute Mortgage Loan.] [In order to effect a substitution pursuant to this section, the Seller will deliver to the Trustee (i) each of the [Mortgage Loan] Documents required to be contained in the Trustee [Mortgage Loan] File with respect to the Qualified Substitute [Mortgage Loan][Asset](s) and (ii) if the aggregate Unpaid Principal Balance on the date of substitution of the Qualified Substitute [Mortgage Loan][Asset](s) is less than the aggregate Unpaid Principal Balance of the Deleted [Mortgage Loan][Asset](s) (after application of [Monthly] Payments due in the month of substitution), cash in an amount equal to such shortfall.] [Any repurchase pursuant to this Section shall be accomplished by the delivery to the Trustee, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Purchase Price.]

         (c) It is understood and agreed that the obligations of the Seller set forth in this Sales Agreement to cure, repurchase or substitute for a materially defective [Mortgage Loan][Asset] and to indemnify the Purchaser as provided in this Sales Agreement constitute the sole remedies of the Purchaser and the Trustee against the Seller respecting a defective document in any

Trustee [Mortgage Loan] File [or Servicer Mortgage Loan File] or a breach of representations and warranties of the Seller set forth in Section 4 hereof.

         SECTION 8. CONDITIONS TO OBLIGATION OF THE PURCHASER. The obligation of the Purchaser hereunder to purchase the [Mortgage Loans][Assets] is subject to:

                  (a) The accuracy in all material respects of all of the representations and warranties of the Seller under this Sales Agreement, and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Sales Agreement;

                  (b) The Purchaser shall have received, or the Purchaser's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents (collectively, the "Closing Documents") in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof:

                      (i) A Bill of Sale substantially in the form of Exhibit A hereto;

                      (ii) An Opinion of Counsel for the Seller as to various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in Section 8(f) below, each of which shall be acceptable to the Purchaser, its counsel, the Underwriter, its counsel, and the Rating Agencies (it being understood that such opinions shall expressly provide that the Trustee shall be entitled to rely on such Opinions of Counsel);

                      [(iii) The Servicing Agreement described in Section 10
                  hereof;]

                      (iv) A letter from ____________________ dated the date hereof containing in substance the information required by Section ____ of the Underwriting Agreement; and

                      (v) A certificate dated the date hereof from the Seller's chief financial officer or an officer of the Seller who is knowledgeable about the Seller's financial and accounting matters stating that the transfer of the Mortgage Loans from the Seller to the Purchaser pursuant to this Sales Agreement will be classified as a sale of the Seller's interest in the Mortgage Loans under generally accepted accounting principles.

                  (c) The Seller shall have delivered to the Custodian, in escrow, all documents [(including, without limitation, the Security Instrument assigned by the Seller in blank or to the Trustee or Custodian and the Mortgage Note endorsed in blank or to the Trustee or Custodian with respect to each Mortgage Loan)] required to be delivered hereunder and shall have released its interest therein to the Purchaser or its designee;

                  (d) All other terms and conditions of this Sales Agreement shall have been complied with;

                  (e) The purchase by the Underwriter of the Underwritten Securities pursuant to the terms of the Underwriting Agreement, and the purchase by _______ of the Class __ Securities pursuant to the _________ Purchase Agreement; and

         (f) The receipt of written confirmation from each of _______________ and from ________________ that it has assigned the ratings shown in the following table:

         Class of Securities                       Rating by                              Rating by
         -------------------                       ---------                              ---------
                   --                                 --                                     --
                   --                                 --                                     --
                   --                                 --                                     --
                   --                                 --                                     --

         SECTION 9.  FEES AND DEPOSITS.

         [(a)] On the Closing Date, the Seller will pay to the Purchaser an "Issuance Fee," which fee includes (i) a fee for the Purchaser's services in an amount not greater than $_________ which fee includes fees and expenses of attorneys, accountants (but not in connection with an accountant's review of "Collateral Term Sheets," "Series Term Sheets," and/or "Computational Materials," as such terms are defined in the Underwriting Agreement), printers and the Trustee in connection with the issuance of the Securities, (ii) the fees payable to the Securities and Exchange Commission relative to the Underwritten Securities and (iii) the fees payable to each Rating Agency for its initial rating of the Securities. [In addition, the Seller shall pay (i) any fees related to the Custodian's receipt and review of the Trustee Mortgage Loan Files with respect to the Mortgage Loans, (ii) the fees and expenses of its attorneys and accountants, (iii) any required reserve fund deposits.]

         [(b) The Master Servicer shall be entitled to receive in consideration of its services under the Agreement a monthly fee (from which it shall pay the Trustee's fees and out-of-pocket expenses with respect to the Trustee's administration of the Trust) in an amount equal to no more than one-twelfth of ______% per annum times the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Due Date without taking into account any payments of principal due on such Due Date.]

         [SECTION 10.  SERVICING.

         (a) The Seller has represented to the Purchaser that the Mortgage Loans are serviced by ________________________.

         (b) In consideration of the services rendered under the Servicing Agreement, the Master Servicer shall be entitled to a monthly Servicing Fee for each Mortgage Loan computed based upon the Scheduled Principal Balance of the Mortgage Loan as of the immediately preceding Due Date (without taking into account any payment of principal due on such Due Date). The Servicing Fee for each Mortgage Loan shall be payable solely from the interest portion of each [Monthly] Payment paid by the Obligor or other payment of interest paid with respect to the Mortgage Loan, whether from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Obligor or its assets, or from funds paid in connection with any prepayment in full or from Insurance Proceeds or Liquidation Proceeds.

         The Master Servicer shall also be entitled to retain in addition to the Servicing Fee any late charges, prepayment fees, conversion fees, penalty interest or assumption fees paid by the Obligor, which amounts are not required to be deposited to their Custodial Principal and Interest Accounts.]

         SECTION 11. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Closing Date of the [Mortgage Loans][Assets] described in the [Mortgage Loan] [Asset] Schedule is mandatory, it being specifically understood and agreed that each [Mortgage Loan][Asset] is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the [Mortgage Loans][Assets] on or before the Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each [Mortgage Loan][Asset] and each document and instrument evidencing each such [Mortgage Loan][Asset] to secure the performance by the Seller of its obligation to deliver such [Mortgage Loans][Assets] hereunder. Subject to Section 7(c) hereof, all rights and remedies of the Purchaser under this Sales Agreement are distinct from, and cumulative with, any other rights or remedies under this Sales Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 12. INDEMNIFICATION; ASSIGNMENT OF CLAIMS; THIRD-PARTY
                     BENEFICIARY.

         (a) In the event the Seller breaches its representations, warranties, covenants or obligations set forth herein, the Seller shall indemnify and hold harmless the Purchaser from and against any actual loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach, except to the extent such breach is the result of the Purchaser's failure to fulfill its obligations under this Sales Agreement. Promptly after receipt by the Purchaser of notice of the commencement of any such action, the Purchaser will, if a claim in respect thereof is to be made against the Seller under this Section, notify the Seller in writing of the commencement thereof, but the omission so to notify the Seller will not relieve the Seller from any liability hereunder unless such omission materially prejudices the rights and positions of the Seller. In case any such action is brought against the Purchaser, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel satisfactory to the Purchaser, and after notice from the Seller to the Purchaser of its election so to assume the defense thereof, the Seller will not be liable to the Purchaser under this Section for any legal or other expenses subsequently incurred by the Purchaser in connection with the defense thereof other than reasonable costs of such investigation. The Seller shall (i) pay to the Purchaser, in addition to any amounts that may be due hereunder, the Issuance Fee and (ii) to the extent such breach by Seller results in the inability of the Purchaser to perform its obligations under the Underwriting Agreement, reimburse the Underwriter upon demand for all amounts otherwise payable by the Purchaser pursuant to Section __ of the Underwriting Agreement, in either case in the event that any such breach or any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (A) failure to obtain any consent or authorization, if any, required under federal or Tennessee law for the Seller to perform the transactions contemplated herein; or (B) Seller's failure to satisfy any of the conditions set forth in Section 8(a), (b), (c) or (d) hereof.

         (b) In the event of a breach by the Underwriter of the obligation to purchase the Underwritten Securities pursuant to the Underwriting Agreement or a breach by _______ of the obligation to purchase the Class __ Securities pursuant to the ____ Purchase Agreement, the Purchaser hereby assigns to the Seller, subject to payment in full of the Issuance Fee by the Seller to the Purchaser, any and all rights of action or other claims the Purchaser may have against the Underwriter pursuant to the Underwriting Agreement and against ____ pursuant to the ____ Purchase Agreement; provided, however, that the Purchaser expressly reserves, and does not hereby assign, its rights to indemnification and contribution under the Underwriting Agreement, the ____ Purchase Agreement and any other rights to indemnification or contribution it may have at law or in equity.

         (c) In the event the Seller breaches its obligation to sell and deliver the [Mortgage Loans][Assets] hereunder, the Purchaser hereby assigns to the Underwriter any and all rights of action or other claims the Purchaser may have against the Seller pursuant hereto, except its rights to the Issuance Fee referred to in Section 9(a) above. The parties agree that the Underwriter is an intended third-party beneficiary of the Seller's representations and warranties contained in Section 4 of this Sales Agreement[, provided, however, that the Underwriter's sole remedy for materially defective documents in, or the omission of required documents from, any Trustee Mortgage Loan File or Servicer Mortgage Loan File shall be limited to the cure or repurchase of, or substitution for, a defective Mortgage Loan from the Trust as provided in Section 7(b) hereof, and provided further that the Underwriter's remedy for any other breach of the Seller's representations and warranties contained in Section 4 of this Sales Agreement shall be the indemnification by the Seller from and against any actual loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach.] Seller hereby agrees to so indemnify the Underwriter; provided, however, that the second and third sentences of Section 12(a) above (modified to change references to the Purchaser to be references to the Underwriter, as the case may be) shall apply to the Seller's indemnification obligations to the Underwriter under this
Section 12(c).

         (d) To the extent that the Purchaser and the Trustee are not indemnified by the Master Servicer, the Seller shall indemnify and hold harmless the Purchaser and the Trustee and any of their respective directors, officers, employees or agents against any loss, liability or expense, including reasonable attorney's fees, incurred arising out of or in connection with this Sales Agreement, the Agreement or the Securities, including, but not limited to, any such loss, liability, or expense incurred in connection with any legal action against the Purchaser or the Trustee or any of their respective directors, officers, employees or agents, or the performance of any of the Purchaser or the Trustee's duties under this Sales Agreement or the Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under this Sales Agreement or the Agreement or by reason of reckless disregard of obligations and duties under this Sales Agreement or the Agreement. The provisions of this Section 12(d) shall survive the termination of this Sales Agreement and the Agreement. The Seller acknowledges that the Purchaser and the Trustee are relying upon the foregoing indemnification in entering into this Sales Agreement and the Agreement.

         SECTION 13. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

         (a)      If to the Purchaser:

                           Union Planters Mortgage Finance Corp.
                           7130 Goodlett Farms Parkway
                           Cordova, Tennessee  38018
                           Attention: President

                  with a copy, given in the manner
                  prescribed above, to:

                           Kevin J. Buckley, Esquire
                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia 23219

         (b)      If to the Seller:

                           ____________________
                           ____________________
                           ____________________
                           Attn:_______________

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

         SECTION 14. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Sales Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Sales Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any [Mortgage Loan][Asset] shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 15. GOVERNING LAW. THIS SALES AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE, NOTWITHSTANDING ANY TENNESSEE OR OTHER CONFLICT OF LAWS PROVISIONS TO THE CONTRARY.

         SECTION 16. AGREEMENT OF THE SELLER. The Seller agrees to execute and deliver such instruments and take such actions as the Seller or the Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Sales Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of the Purchaser and any of its transferees in the [Mortgage Loans][Assets] and other assets assigned to the Trust.

         SECTION 17. SURVIVAL. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the [Mortgage Loans][Assets].

         SECTION 18. ASSIGNMENT. The Seller hereby acknowledges that the Purchaser will assign all its rights hereunder (except those rights set forth in Sections 9 and 12) to the Trustee. The Seller agrees that, upon the execution of the Agreement, the Trustee will have all such rights and remedies provided to the Purchaser hereunder (except those rights set forth in Sections 9 and 12) and this Sales Agreement will inure to the benefit of the Trustee. The Trustee shall constitute not only an assignee of the Purchaser's rights in accordance with this Section but also an intended third party beneficiary of this Sales Agreement to the extent necessary to enforce such rights and to obtain the benefit of such remedies.

         SECTION 19.  MISCELLANEOUS.

         (a) This Sales Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Sales Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         (b) Any person into which the Seller may be merged or consolidated or any person resulting from a merger or consolidation involving the Seller or any person succeeding to the business of the Seller shall be considered the successor of the Seller hereunder, without the further act or consent of either party. Except as provided above, this Sales Agreement cannot be assigned, pledged or hypothecated by any party without the written consent of each other party to this Sales Agreement.

         (c) This Sales Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Sales Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Sales Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         (d) The Purchaser shall immediately effect the redelivery of the [Mortgage Loans][Assets] [and all Mortgage Loan Documents] and any security interest created by Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 8 hereof shall not have been satisfied or waived.

         (e) It is the express intent of the parties hereto that the conveyance of the [Mortgage Loans][Assets] by the Seller to the Purchaser as contemplated by this Sales Agreement be construed as a sale of the [Mortgage Loans][Assets] by the Seller to the Purchaser. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the [Mortgage Loans][Assets] by the Seller to the Purchaser or any assignee of the Purchaser, including, but not limited to, the Trustee, to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the [Mortgage Loans][Assets] are held to be property of the Seller then (a) this Sales Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Tennessee Uniform Commercial Code or the Uniform Commercial Code of any jurisdiction, as necessary; (b) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the [Mortgage Loans][Assets] and all amounts payable to the holder of the [Mortgage Loans][Assets] in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Custodial Principal and Interest Account, [the related Master Servicer Custodial Account,] or the Asset Proceeds Account, whether in the form of cash, instruments, securities or other property; [(c) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Servicing Agreements with respect to the Mortgage Loans;]
(d) all insurance policies relating to the [Mortgage Loans][Assets]; [(e) the possession by the Purchaser or its agents of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the [Trustee's jurisdiction] Uniform Commercial Code;] and (f) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Sales Agreement, take such actions as may be necessary to ensure that, if this Sales Agreement were deemed to create a security interest in the [Mortgage Loans][Assets], such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Sales Agreement and the Agreement.

         SECTION 20. REQUEST FOR OPINIONS. The Seller and the Purchaser hereby request and authorize Hunton & Williams, as their counsel in this transaction, to issue on behalf of the Seller and the Purchaser such legal opinions to the Trustee, the Underwriter, and the Rating Agencies as may be (i) required by any and all documents, certificates or agreements executed in connection with this Sales Agreement or (ii) requested by the Trustee, the Underwriter, or the Rating Agencies, or their respective counsel.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                  UNION PLANTERS MORTGAGE FINANCE
                                             CORP.

                                  By:
                                       _____________________________
                                  Its:
                                       _____________________________


                                  By:
                                     _______________________________

                                  Its:
                                      ______________________________

                                   SCHEDULE I

                            [MORTGAGE LOANS][ASSETS]

                                 [SCHEDULE II

                            MORTGAGE LOANS FOR WHICH
                           PRIMARY MORTGAGE INSURANCE

                                  IS IN EFFECT]

                                 [SCHEDULE III

                REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER
                            AS TO THE MORTGAGE LOANS]

                                 [ SCHEDULE III

                REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER
                            AS TO THE MORTGAGE LOANS

                  (a) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct at the date or dates as of which such information was furnished.

                  (b) The Seller has not assigned any interest or participation in any Mortgage Loan other than to the Purchaser (or if any such interest or participation has been assigned it has been released or will be released prior to or concurrently with the purchase of such Mortgage Loan by the Purchaser). The Seller has not acted to (i) modify any Mortgage Note or Mortgage relating to any Mortgage Loan in any material respect, (ii) satisfy, cancel or subordinate any Mortgage Loan in whole or in part, (iii) release the related Mortgaged Property in whole or in part from the lien of any Mortgage Loan or (iv) execute any instrument effecting the release, cancellation, modification or satisfaction of any Mortgage Loan.

                  (c) The Mortgage Note for each Mortgage Loan delivered to the Purchaser, the Custodian or the Purchaser's other designee is the original Mortgage Note and is the only Mortgage Note evidencing the Mortgage Loan that has been manually signed by the related Obligor. As of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to the Purchaser or any event that with notice and expiration of any grace or cure period would result in such a default, breach, violation or event of acceleration.

                  (d) As of the Cut-off Date, no [Monthly] Payment on any Mortgage Loan was more than 30 days delinquent.

                  (e) Each Mortgage Note and Security Instrument executed and delivered by a Obligor in connection with a Mortgage Loan has been duly executed and delivered by the related Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

                  (f) Each Security Instrument securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office in the jurisdiction where the related Mortgaged Property is located or has been submitted to such recording office for recordation.

                  (g) If the Security Instrument securing a Mortgage Loan does not name the Seller as the beneficiary or mortgagee, then a valid assignment, in recordable form, assigning the Security Instrument to the Seller or to the Purchaser, has been duly recorded (or has been sent for recordation) in the appropriate records depository for the jurisdiction in which the related Mortgaged Property is located, and the Seller has delivered to the Purchaser the original of such assignment accompanied by appropriate evidence that such assignment has been duly recorded (or a copy thereof certified by the appropriate records depository to be a true and complete copy of the recorded assignment) or a copy of the original assignment together with a certificate from an officer of the Seller certifying that such assignment has been sent for recordation in the appropriate records depository, but that such recorded assignment has not been returned to the Seller.

                  (h) No Mortgage Loan has been modified in any material respect since the date of its origination and no Mortgage Loan is presently subordinated in whole or in part to any other lien, nor has the Mortgaged Property securing any Mortgage Loan been released in whole or in part from the lien of the related Mortgage.

                  (i) Each Security Instrument contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization of the holder's rights against the related Mortgaged Property in the event of a foreclosure or trustee's sale of such property. Upon default by an Obligor on a Mortgage Loan and foreclosure on, or trustee's sale of, the related Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Obligor may be subject to applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and to general principles of equity (whether considered in a proceeding at law or in equity). There is no homestead exemption or other exemption or defense available to the related Obligor that would prevent the sale of the Mortgaged Property at a trustee's sale or impair the right of the holder to foreclose thereon.

                  (j) In connection with the origination of each Mortgage Loan, the originator complied with all applicable federal, state and local laws and regulations, including but not limited to those related to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury.

                  (k) An appraisal of the Mortgaged Property underlying each Mortgage Loan was made at the time the Mortgage Loan was originated by an appraiser who met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans and was completed on a form satisfactory to Fannie Mae or Freddie Mac.

                  (l) The Seller has legal authority to transfer the Mortgage Loans and the assignment of each Security Instrument to the Trustee constitutes a legal, valid and binding assignment of the Security Instrument and creates, or upon recordation will create, a valid first priority security interest in favor of the Trustee in such Security Instrument or vests ownership of such Security Instrument in the Trustee.

                  (m) The Security Instrument securing each Mortgage Loan creates a valid and enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances. "Permitted Encumbrances" consist of the following in respect of any Mortgage Loan:

                      1) the lien of current real property taxes and
                  assessments not yet due and payable;

                      2) covenants, conditions and restrictions, rights of
                  way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the related originator and referred to or otherwise considered in the appraisal made for the originator; and

                      3) other matters to which like properties are
                  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Instrument or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  (n) There are no mechanic's or other liens against the related Mortgaged Property which are superior to or equal to the first lien of the related Mortgage Loan, except such liens that are expressly insured against by a Title Insurance Policy.

                  (o) There are no delinquent taxes, ground rents, water charges, sewer rents, insurance premiums, assessments (including, but not limited to, assessments payable in future installments), governmental assessments or municipal charges due and owing as to any Mortgaged Property. All such charges have been paid or a sufficient escrow has been established to make payment of such charges.

                  (p) Each Mortgaged Property is free of material damage and, to the best of the Seller's knowledge, is in good repair. The Seller is not aware of any condemnation proceedings with respect to any Mortgaged Property.

                  (q) All improvements located on each Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lie within the boundary lines of, and comply with building restrictions applicable to, the Mortgaged Property. There is no violation of applicable zoning laws or regulations with respect to any Mortgaged Property. No improvements on adjoining properties encroach upon any Mortgaged Property in any respect so as to affect adversely the value or marketability of the Mortgaged Property.

                  (r) The full principal amount of each Mortgage Loan has been paid to the related Obligor or according to the direction of the Obligor. The Obligor has no option under the related Security Instrument to borrow additional funds secured by the related Security Instrument from the Seller or any other person. The principal balance of each Mortgage Loan as of the Cut-off Date, as set forth in the Mortgage Loan Schedule, is correct and is fully secured by the related Mortgage.

                  (s) Except with respect to any funds held in a temporary buy-down fund for a buy-down loan, no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the related Mortgage Note or Security Instrument, or the exercise of any right thereunder, render either the Mortgage Note or the Security Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (t) Pursuant to the terms of each Mortgage, all improvements on the related Mortgaged Property are insured by an insurer acceptable to Fannie Mae against loss by fire and such other risks as are usually insured against by the broad form of extended coverage hazard insurance policy as is from time to time available. All such improvements are also insured against flood hazards if the Mortgaged Property is in an area identified by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance is available for real properties located in the area in which such Mortgaged Property is located). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and collectively constitute a standard policy of insurance for the locale where the Mortgaged Property is located. The coverage provided by such a hazard insurance policy is in the amount of the lesser of (i) the full insurable value of the related Mortgaged Property on a replacement cost basis or (ii) the unpaid balance of the Mortgage Loan, and in any event must at least be sufficient to avoid application of any co-insurance clause contained in such hazard insurance policy. The hazard insurance policy names (and will name) the present owner of the Mortgaged Property as the insured and contains a standard mortgagee loss payable clause in favor of the originator (or another initial payee under the related Mortgage Note) and its successors and assigns, including the Seller and its successors and assigns. The Security Instrument obligates the Obligor thereunder to maintain the hazard insurance policy at the Obligor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Security Instrument to obtain and maintain such insurance at such holder's cost and expense, and to seek reimbursement therefor from the Obligor. Where required by state law or regulation, the Obligor has been given an opportunity to choose the carrier of the required hazard insurance.

                  (u) Each Standard Hazard Insurance Policy and Primary Mortgage Insurance Policy (if any) is the valid and binding obligation of the related insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser and its successors and assigns (including the Trustee) upon the consummation of the transactions contemplated by the Sales Agreement. The Seller has not engaged in, and has no knowledge of the Obligor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of any endorsement provided for therein, or the validity and binding effect of either of the foregoing. Statements made by either the Seller or the related Obligor in the applications for such insurance were true and complete at the times of such applications and, to the best of the Seller's knowledge, no events have occurred since the policies for such insurance were issued that would reduce the stated coverage provided by such policies.

                  (v) Each Mortgage Loan is secured by a fee simple estate (or, if the Mortgaged Property is located in Hawaii or Maryland, a leasehold estate) and the related Mortgaged Property consists of a parcel of real property with a single family residence or a two- to four-family dwelling erected thereon.

                  (w) Each Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae or (ii) an American Land Title Association ("ALTA") lender's title insurance policy or other generally acceptable form of policy of insurance for the jurisdiction in which the related Mortgaged Property is located, issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the initial mortgagee (or beneficiary in the case of a deed of trust) and its successors and assigns (including the Trustee) as to the first priority status of the lien created by the related Mortgage, subject only to Permitted Encumbrances (as defined above in paragraph II(m)), providing coverage in the amount of 100% of the outstanding principal amount of the Mortgage Loan and providing coverage against any loss by reason of the invalidity or unenforceability of the lien resulting from any provisions of the Security Instrument providing for adjustment to the Mortgage Rate and [Monthly] Payment. Where required by state law or regulation, the Obligor has been given the opportunity to choose the carrier of such lender's title insurance. The related initial mortgagee (or beneficiary in the case of a deed of trust), together with its successors or assigns (including the Trustee), is the sole insured under such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to the Purchaser. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage provided by such lender's title insurance policy.

                  (x) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (y) Neither the related originator nor the Seller has made any representations to the related Obligor that are inconsistent with the mortgage instruments used. If the Mortgage

Loan has an adjustable interest rate, (i) the Mortgage Rate is adjusted on each applicable interest rate adjustment date, in accordance with the schedule set forth or described in the related Mortgage Note, to equal the applicable index plus the applicable gross margin, rounded as specified in the related Mortgage Note, subject to any periodic and/or lifetime Mortgage Rate caps; (ii) all required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and such adjustments were properly calculated;
(iii) installments of interest are subject to change due to the adjustments to the Mortgage Rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by its stated maturity date, over an original term of not more than thirty years from commencement of amortization; and (iv) all Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

                  (z) For any Security Instrument that constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently serves as such trustee and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller or the Purchaser or its assignees (including the Trustee) to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

                  (aa) The Seller has no knowledge of any circumstances or conditions with respect to any Mortgage, the related Mortgaged Property, the related Obligor or the Obligor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

                  (ab) Each Mortgage Loan is a "qualified mortgage" within the meaning specified for such term in section 860G of the Code and does not contain any provision requiring action that would render it not such a "qualified mortgage."

                  (ac) Any Mortgage Loan identified on Schedule [ ] to the Sales Agreement as being insured by the Federal Housing Administration ("FHA") or guaranteed in whole or in part by the U.S. Department of Veterans Affairs ("VA") has been serviced in compliance with applicable FHA or VA regulations and the FHA insurance or VA guarantee with respect to such Mortgage Loan as in effect at the origination of such Mortgage Loan is in full force and effect. Any premiums required to be paid to date with respect to such federal insurance or guarantee have been paid and such federal insurance or guarantee is valid and enforceable.

                  (ad) As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the Seller's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

                  (ae) If one or more REMIC elections are to be made with respect to all or part of the Trust, the REMIC Loan-to-Value Ratio of each Mortgage Loan is less than 125% either (i) at the time of its origination or as of the Startup Day or (ii) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, as of the Startup Day.

                  (af) Each Mortgage Loan has closed and the proceeds of each Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder; and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.

                  (ag) All parties that have had any interest in each Mortgage Loan, whether as a mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) and FHA-approved mortgagee and a VA-approved lender, (b) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located or is otherwise exempt, and (c)(1) organized under the laws of such state, (2) qualified to do business in such state, (3) a federal savings and loan association, savings bank or national bank having principal offices in such state or (4) not doing business in such state.

                  (ah) To the best of the Seller's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of any Mortgage Loan has taken place on the part of any Person (including, without limitation, the mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application for any insurance relating to such Mortgage Loan) that would result in an exclusion from, or denial, defense to coverage, under any insurance policy required to be obtained for the Mortgage Loan including, without limitation, any FHA insurance or VA guarantee.]

                        EXHIBIT A TO THE SALES AGREEMENT

                                  BILL OF SALE

         BILL OF SALE, made as of the __th day of ___________, 19__, by ___________ ________________ a __________ [corporation] (the "Seller"), to Union
Planters Mortgage Finance Corp., a Delaware corporation (the "Purchaser").

         WHEREAS, the Seller and the Purchaser are parties to that certain Sales Agreement, dated as of ______________ __, 19__, with respect to the sale by the Seller and purchase by the Purchaser of certain [Mortgage Loans][Assets] (the "Sales Agreement");

         WHEREAS, the Purchaser intends to [transfer][pledge] the [Mortgage Loans][Assets] and certain other assets to __________________________, as Trustee (the "Trustee") for the Series 199_-_ Trust (the "Trust") established pursuant to the [Agreement] (the "[Agreement]") dated as of ____________ 1, 19__ among the Purchaser, the Trustee and _______________________;

         NOW THEREFORE, the Seller, for and in consideration of the purchase price set forth in the Sales Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to the Purchaser, without recourse, free and clear of any liens, claims or other encumbrances, all of its right, title and interest in and to each of the [Mortgage Loans][Assets] identified on
Schedule I to the Sales Agreement[, together with the Mortgage Loan Documents and other documents maintained as part of the related Trustee Mortgage Loan Files and Servicer Mortgage Loan Files] and all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing.

         The Seller hereby acknowledges receipt from the Purchaser of cash in the amount of $_____________________, which cash constitutes the purchase price for the [Mortgage Loans][Assets] set forth in Section 2 of the Sales Agreement.

         Nothing in this Bill of Sale shall be construed to be a modification of, or limitation on any provision of the Sales Agreement, including the representations, warranties and agreements set forth therein except that the Seller, as of the date hereof, makes the following additional representations and warranties to the Purchaser concerning the [Mortgage Loans][Assets].

         (a) All of the representations and warranties made by the Seller in the Sales Agreement are true and correct in all material respects as of the date hereof (subject, in the case of the Closing Schedule delivered pursuant to the Sales Agreement, to such amendments thereto as were duly made on or before the date hereof).

         (b) Since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of the Seller.

         [(c) There has been no casualty damage to the Mortgaged Premises.]

         (d) The Obligor's [Monthly] Payment due under each [Mortgage Loan][Asset] is not more than 30 days delinquent in payment.

         [(e) An appraisal of each Mortgaged Premises was made by an appraiser who either (i) meets the minimum qualifications of Fannie Mae or Freddie Mac for appraisers, and each appraisal was completed on a form satisfactory to Fannie Mae and Freddie Mac and includes information concerning comparable property values, or (ii) at the time that the appraisal was made, was certified in the state in which the Mortgaged Premises are located and met all of the other requirements.]

         [(f) No Mortgage Loan is secured by a leasehold estate.]

         [(g) Approximately __% by Scheduled Principal Balance of the Mortgage Loans were originated pursuant to a limited documentation origination process.]

         [(h) Approximately __% by Scheduled Principal Balance of the Mortgage Loans are Level Payment Mortgage Loans.]

         [(i) None of the Mortgage Loans will be subject to negative amortization.]

         [(j) Approximately __% by Scheduled Principal Balance of the Mortgaged Premises are owner occupied as a primary residence.]

         [(k) Approximately __% by Scheduled Principal Balance of the Mortgaged Premises are investor owned.]

         [(l) Less than __% by Scheduled Principal Balance of the Mortgaged Premises are condominiums that are also investor properties or second homes.]

         [(m) Primary Mortgage Insurance covers approximately __% (by Scheduled Principal Balance) of the Mortgage Loans with an initial Loan-to-Value Ratio greater than 80%, except to the extent that such insurance was canceled by the Master Servicer if (i) state law required such cancellation or (ii) the original loan-to-value ratio was reduced to 80% or below or (iii) the current loan-to-value ratio, based on a current appraisal obtained by a related Obligor, is 80% or lower.]

         [(n) There exist no deficiencies with respect to escrow deposits and payments, if required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Security Instruments or Mortgage Notes.]

         [(o) The Loan-to-Value Ratio of each Mortgage Loan at the time of origination or as of the date hereof is less than or equal to 95%; and, with respect to each Mortgage Note that has been modified, the related Mortgage Loan has a Loan-to-Value Ratio of less than or equal to 95% as of the date of the modification or as of the date hereof.]

         [(p) No Mortgage Loan is subject to foreclosure proceedings or any workout or foreclosure agreements.]

         (q) Taking into account the specific characteristics of the various [Mortgage Loans][Assets], [(1)(A) a weighted average Servicing Fee of approximately _____% per annum, and (B)] all [other] amounts such as late charges, prepayment fees, penalty interest, assumption fees or interest earnings (the "Additional Amounts") that the [Master Servicer and any subservicer retained by the Master Servicer are][Trustee is] entitled to receive pursuant to the terms of the Agreement, represent a reasonable and customary [servicing] fee for the performance of the [Mortgage Loan servicing and other] [Trustee] duties required to be performed by the [Master Servicer and the subservicers][Trustee] under the Agreement[, and (2) the Servicing Fee and the Additional Amounts will be divided between the [Master Servicer and the subservicers in such proportions that the amounts retained by the Master Servicer and each subservicer will represent a reasonable and customary servicing fee for the performance of the Mortgage Loan servicing and other duties required to be performed by each of them].

         [(r) There is no offset, defense or counterclaim to any Mortgage Note or Security Instrument, including the obligation of the Obligor to pay the unpaid principal or interest on such Mortgage Note.]

         Unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Agreement.

         IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.

                                   _______________________________


                                   By:____________________________

                                   Its:___________________________


         The Purchaser hereby acknowledges receipt from the Seller of the [Mortgage Loans][Assets] identified on Schedule I to the Sales Agreement, subject to its right of inspection set forth in Section 3 of the Sales Agreement, and cash in the amount of $_____________ in payment of the Issuance Fee referred to in Section 9 of the Sales Agreement.

                                   UNION PLANTERS MORTGAGE FINANCE
                                            CORP.

                                   By:___________________________

                                   Its:__________________________